EXHIBIT 23.2
                               CONSENT OF COUNSEL

                              Roy C. Hopkins, Esq.
                               1700 Attridge Road
                           Churchville, New York 14428
                                 (585) 293-2955


April 9, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  USCORP, Inc. - Form S-8

Dear Sir/Madam:

     I have acted as counsel to USCORP, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of (2,045,356.00) two million forty five thousand three hundred fifty six shares of its common stock ("Shares"), $0.01 par value per Share, which are issuable pursuant to the 2002 Stock Option Plan.

I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                        Sincerely,



                                                        /s/ Roy C. Hopkins
                                                        ------------------
                                                        Roy C. Hopkins